Exhibit 10.8

M17 ENTERTAINMENT LIMITED

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of             , 2018 among M17 Entertainment Limited, a company established in the Cayman Islands with its registered address at Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Company”), and each of the Series A Preference Shareholders and Series B Preference Shareholders listed in Schedule 1 (collectively, the “Preference Shareholders”)  Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1                      Demand Registrations.

(a)         Requests for Registration.  At any time and from time to time, the Majority Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or any similar long-form registration (“Long-Form Registrations”) or on Form F-3 or any similar short-form registration (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”).  The Majority Holders may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”).  Each request for a Demand Registration must specify the approximate number of Registrable Securities requested to be registered and (if known) the intended method of distribution.  The Majority Holders will be entitled to request an unlimited number of Demand Registrations in which the Company will pay all Registration Expenses, whether or not any such registration is consummated.

(b)         Notice to Other Holders.  Within ten days after receipt of any such request, the Company will give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 1(e), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt of the Company’s notice; provided that, with the consent of the Majority Holders, the Company may instead provide notice of the Demand Registration to all other Holders within three business days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement.

(c)          Form of Registrations.  All Long-Form Registrations will be underwritten registrations unless otherwise approved by the Majority Holders.  Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) and the Majority Holders agree to the use of a Short-Form Registration.  After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d)         Shelf Registrations.

(i)                                     For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, any Preference Shareholder will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), provided such registered offerings are not less than US$2,000,000. Any Preference Shareholder may make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the “Shelf Offering”).  As promptly as practicable, but in no event later than two business days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering.  The Company, subject to Section 1(e) and Section 6, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven days after the receipt of the Shelf Offering Notice.  The Company will, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its reasonable best efforts to facilitate such Shelf Offering.

(ii)                                  The Company will, at the request of any Preference Shareholder, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Preference Shareholder to effect such Shelf Offering.

(e)          Restriction on Demand Registration and Shelf Offering.

(i)                                     The Company will not be obligated to effect any Demand Registration (x) if such demand was made within 180 days after the Company’s initial public offering, (y) if the Company delivers notice to the Holders of the Registrable Securities within 30 days of any Registration Demand of the Company’s intent to file a registration statement for such initial public offering within 90 days, or (z) if there were more than two Demand Registrations and such registrations have been declared or ordered effective..

(ii)                                  The Company may postpone, for up to 90 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company.  The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Offering pursuant to this Section 1(e)(ii) only once in any twelve-month period.

(iii)                               In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(ii) above (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing.  Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice.  A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event.

(iv)                              Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(e), the Company will extend the period of time during which such Shelf Registration Statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(f)           Selection of Underwriters.  The Majority Holders will have the right to select the investment banker(s) and manager(s) to administer any underwritten offering in connection with Demand Registration, subject to the Company’s approval, which will not be unreasonably withheld, conditioned or delayed.

(g)          Other Registration Rights.  Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Majority Holders.

(h)         Revocation of Demand Notice or Shelf Offering Notice.  At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Majority Holders may revoke such Demand Notice or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders, in each case by providing written notice to the Company.

(i)             Confidentiality.  Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).

Section 2                      Piggyback Registrations.

(a)         Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the Securities Act (including, but not limited to, registration statements relating to secondary offering of the Company’s securities, any registration pursuant to demand registration rights or Form F-3 registration right set forth in Section 1, but excluding registration statements relating to any employee benefit plan, Rule 144 transaction or a corporate reorganization) (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

(b)         Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(c)          Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than Majority Holders), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration and the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d)         Right to Terminate Registration.  The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

(e)          Restriction on Piggyback Registration

(i)                                     Any Piggyback Registration is subject to the right of the Company and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions. If any Holders are so limited, no party shall sell shares in such registration other than the Company, invoking the Demand Registration.

(ii)                                  Unless the registration is with respect to the Company’s initial public offering, in no event shall the shares to be sold by the Holders be reduced below 30% of the total amount of shares included in such registration.

(iii)                               No shareholder of the Company shall be granted Piggyback Registration rights which would reduce the number of shares includable by the Holders in such registration without the consent of the Majority Holders.

Section 3                      Stockholder Lock-Up Agreements.

In connection with any underwritten Public Offering, each Holder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Majority Holders.

Section 4                      Registration Expenses.

All reasonable expenses incurred in respect of the registration set forth in this Agreement (the “Registration Expenses”) shall be borne by the Company, save for expenses related to underwriting, discounts and commissions.

Section 5                      Indemnification and Contribution.

(a)         By the Company.  The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company:  (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 5, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance.  In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses.  Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b)         By Holders.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)          Claim Procedure.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the Majority Holders, at the expense of the indemnifying party.

(d)         Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 5(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)          Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)           Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 6                      Cooperation with Underwritten Offerings.  No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s).  To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, and/or this Section 6, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 7                      General Provisions.

(a)         Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Majority Holders.  The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms.  A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)         Remedies.  The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)          Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)         Entire Agreement.  Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)          Successors and Assigns.  Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holders and their respective successors and permitted assigns (whether so expressed or not).

(f)           Notices.  Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested.  Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein.  The Company’s address is:

M17 Entertainment Limited
13F, No. 2, Sec. 5, Xinyi Road
Xinyi District, Taipei City, Taiwan, Republic of China
Attn: Group Chief Financial Officer, Shang-Hsiu Koo

With a copy to:

Kirkland & Ellis International LLP
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attn: David T. Zhang, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g)          Business Days.  If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h)         Governing Law.  The corporate law of the State of New York will govern all issues and questions concerning the relative rights of the Company and its equityholders.  All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i)             MUTUAL WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)            CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YOK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k)         No Recourse.  Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)             Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(m)     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(n)         Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(o)         Electronic Delivery.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q)         Dividends, Recapitalizations, Etc..  If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(r)            No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

*     *     *     *    *

IN WITNESS WHEREOF, the Parties have executed, or have caused their respective duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above, and agree to comply with it.

By:

Name:

Title:

On behalf of:

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth below.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Family Group; provided that the Company and its Subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities.  As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Demand Registrations” has the meaning set forth in Section 1(a).

“End of Suspension Notice” has the meaning set forth in Section 1(e)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Group” means with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” means a holder of Registrable Securities who is a party to this Agreement.

“Indemnified Parties” has the meaning set forth in Section 5(a).

“Preference Shareholders” has the meaning set forth in the recitals.

“Preference Shareholder Registrable Securities” means any Ordinary Shares to be issued on conversion of the Series A Preference Shares or the Series B Preference Shares.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Losses” has the meaning set forth in Section 5(c).

“Majority Holders” means the holders of a majority of the Preference Shareholder Registrable Securities.

“Ordinary Shares” means an ordinary share with the nominal or par value of US$0.0001 each in the capital of the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 2(a).

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares pursuant to an offering registered under the Securities Act.

“Registrable Securities” means Preference Shareholder Registrable Securities .  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the Company’s initial Public Offering, or (c) repurchased by the Company or a Subsidiary of the Company.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder (it being understood that a holder of Registrable Securities may only request that Registrable Securities in the form of Ordinary Shares be registered pursuant to this Agreement).

“Registration Expenses” has the meaning set forth in Section 4.

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 403B” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 1(d)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(d)(i).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registrable Securities” has the meaning set forth in Section 1(d)(i).

“Shelf Registration Statement” has the meaning set forth in Section 1(d).

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.  For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 1(e)(iii).

“Suspension Notice” has the meaning set forth in Section 1(e)(iii).

“Suspension Period” has the meaning set forth in Section 1(e)(ii).

“Violation” has the meaning set forth in Section 5(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

SCHEDULE 1

PREFERENCE SHAREHOLDERS OF THE COMPANY

No.	Shareholder	Details
1.	Vertex Asia Fund (Singapore) Pte. Ltd	Address:	250 North Bridge Road, #11-01
Raffles City Tower, Singapore 179101
		Attention:	Mr. Chua Joo Hock
		Email address:	jhchua@vertexventures.com
2.	Majuven Fund 1 Ltd (“Majuven”)	Address:	36 Armenian Street, #04-05, Singapore 179934
		Attention:	Mr. Lim Ho Kee / Mr. Rohit Singh
		Email address:	hokee@majuven.com
rohit@majuven.com
3.	Convergence Capital 1 Holdings Ltd (“Convergence”)	Address:	Room 905-909, 9th Floor, Yu To Sang
Building 37 Queen’s Road Central,
Hong Kong
		Attention:	Mr. Adrian Li
		Email address:	adrian@convergencevc.com
4.	PT Senjaya Tunggal Sakti (“PT Senjaya”)	Address:	Da Vinci Tower, 26th Floor,
J1. Jenderal Sudirman Kav. 12 RT/RW
009/011 Karet Tengsin, Tanah abang,
Jakarta Pusat, Indonesia
		Attention:	Lo Hengky Senjaya
		Email address:	hengky@senjaya.co.id
5.	Lim Ho Kee	Address:	15 St Thomas Walk, #28-15
Grange Heights, Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com
6.	Chung Yuk Yin Barnabas	Address:	483 Yio Chu Kang Road, #11-13
Castle Green, Singapore 787057
		Attention:	Barnabas Chung
		Email address:	barnabaschung@yahoo.com
7.	Zhiyuan William Ho (“William Ho”)	Address:	Flat 16D, The Warren, 9 Warren Street
Tai Hang, Hong Kong
		Attention:	Zhiyuan William Ho
		Email address:	ho.will@gmail.com
8.	Phua Angela	Address:	145 Cove Drive, Singapore 098027
		Attention:	Angela Phua
		Email address:	phuaangela@gmail.com
9.	Lee Ching Yen Stephen (“Stephen Lee”)	Address:	12 Bin Tong Park, Singapore 269794
		Attention:	Lee Ching Yen Stephen
		Email address:	slee@gmt.com.sg

No.	Shareholder	Details
10.	YJ2 Investment Partnership (“YJ Capital”)	Address:	Kioi Tower, Tokyo Garden Terrace
Kioicho, 1-3 Kioicho, Chiyoda-ku,
Tokyo 102-8282, Japan
		Attention:	Hirotaka Yasunaga/Shinichiro Hori
		Email address:	hyasunag@yahoo-corp.jp
shori@yahoo-corp.jp
11.	Global Grand Leisure Pte. Ltd (“GCL”)	Address:	7030 Ang Mo Kio Avenue 5, #09-90
Northstar @ AMK, Singapore 569880
		Address:	Savva Pavlov
		Email address:	savvap@gmail.com
12.	Sebrina Holdings Venture Capital Pte. Ltd. (“Sebrina Holdings”)	Address:	38 Beach Road, #16-12 South Beach Tower, Singapore 189767
		Attention:	Raouf Kizilbash / Alice Mak
		Email address:	raouf@sebrinaholdings.com
alice@sebrinaholdings.com
zoe@sebrinaholdings.com
13.	MCN Investments Ltd (“MCN”)	Address:	3 Fraser Street, #05-28 DUO Tower,
Singapore 189352
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	daren.tan@goldenequator.com
14.	Pav Investments Pte. Ltd. (“Pavilion Capital”)	Address:	Pav Investments Pte. Ltd. 3 Fraser Street #10-23 Duo Tower
Singapore 189352
		Attention:	Jason Ho/Koh Wai Kit/ TC Lim
		Email address:	ops@pavcap.com.sg;
legal@pavcap.com.sg;
jasonho@pavcap.com.sg
waikit@pavcap.com.sgt
chuangcheio@pavcap.com.sg
15.	Ng Jing Shen (“Jing Shen”)	Address:	19 Queen Astrid Park, Singapore 266822
		Attention:	Ng Jing Shen
		Email address:	jingshen@gopaktor.com
16.	PT MNC Media Investasi (“MNC Indonesia”)	Address	MNC Tower 27th Floor. Jl Kebon Sirih
17-19. Jakarta 10340, Indonesia
		Attention	Faisal Dharma Setiawan / Ella Kartika /
David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com;
ella.kartika@mncgroup.com;
david.audy@mncgroup.com
17.	Liu, Qin 刘芹 (“Richard Liu”)	Address:	No.380, Wu Yuan Road, Xu Hui District,
Shanghai 200031, China
		Attention:	Richard Liu
		Email address:	richardliu@morningsidevc.com
18.	AL BWF Fund C/O Havard Business Services, Inc.	Address:	PO Box 171305, Salt Lake City, UT 84117, USA
		Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

No.	Shareholder	Details
19.	Danchelle Limited	Address:	P.O. Box 957 Offshore Incorporations
Centre, Road Town, Tortola,
British Virgin Islands.
		Attention:	Danny Yeung
		Email address:	yeung22@gmail.com
20.	KTB China Synergy Fund (“KTB”)	Address:	10F, Uspace 2A Dong, 670
Daewangpangyo-ro, Bundang-gu,
Seongnam-city, Gyeonggi-do 13494,
Republic of Korea.
		Attention:	Chihoon Hyun
		Email address:	jh.hyun@ktbchina.com
21.	Prometheus Capital (International) Co., Ltd (“Prometheus Capital”)	Address:	31/F, 3 Corporate Avenue, 168 Hu Bin Road, Huangpu District Shanghai PRC
		Attention:	张垚菲
		Email address:	zhangyaofei@pusicapital.com
22.	Leadway Asia Pacific Limited	Address:	Flat B 22/F Blk 8, The Hermitage,
Kowloon, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media
23.	Liu, Po-Yuan	Address:	10F, No. 96, Yongzhen Road, Yonghe
District, New Taipei City 234, Taiwan
		Attention:	陳依如 Kat Chen
		Email address:	katchen@gamania.com
24.	Wong, Ta Wei	Address:	Flat B 22/F Blk 8, The Hermitage,
Kowloon, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media
25.	Lin, Chih-Chen	Address:	6/F, No. 178, Section 1, Keelung Rd,
Xinyi District, Taipei 110, Taiwan
		Attention:	Ching Tseng/ Lin, Chih-Chen
		Email address:	gaga@appworks.tw
ching@appworks.tw
26.	Ng Lawrence Chun Hung	Address:	5F., No.8, Sec. 5, Nanjing E. Rd., Songshan
Dist., Taipei City 10597, Taiwan(R.O.C.)
		Attention:	NG Lawrence Chun Hung
		Email address:	lawrence@lngmgmt.com
27.	Infinity e. Ventures Asia III, L.P. (“IVP”)	Address:	Maples Corporate Service Limited, PO Box
309, Ugland House, South Church Street,
George Town, Grand Cayman, KY1-1104,
Cayman Islands
		Attention:	Akio Tanaka
		Email address:	akio@17.media;
akio@infinityventures.com
28.	Prince Bernhard of Baden	Address:	S.K.H. Prinz Bernhard von Baden, Schloss
Salem, DE-88682 Salem, Germany
		Attention:	Peter Nünlist
		Email address:	peter.nuenlist@peternuenlist.ch

No.	Shareholder	Details
29.	K2 Global, L.P.	Address:	190 Elgin Avenue, George Town
Grand Cayman KY1-9005, Cayman Islands
		Attention:	Ozi Amanat
		Email address:	ozi@k2globalvc.com
30.	Michael Darwin Zee	Address:	75 View Street, Los Altos CA 94022,
USA
		Attention:	Michael Darwin Zee
		Email address:	Michael.zee@gmail.com
31.	Golden Summit International Ltd	Address:	Vanterpool Plaza, 2nd Floor Wickhams
Cay 1, Road Town Tortola, British
Virgin Islands
		Attention:	Thomas Chan
		Email address:	thomas.chan@goldensummitcapital.com
32.	M17 Growth SPV LLC	Address:	Walkers Corporate Limited, Cayman
Corporate Centre, 27 Hospital Road,
George Town, Grand Cayman, KY1-9008,
Cayman Islands
		Attention:	Joyce Hsieh
		Email address:	joyce@abico.cc
33.	Abico Asia Capital Corporation	Address:	6F-2, No. 248, Sec.3, Nanjing E. Road,
Taipei 105, Taiwan (R.O.C.)
		Attention:	Lester Ho
		Email address:	Lester.ho@abico.com.tw
34.	Ability I Venture Capital Corporation	Address:	10F, No.101, Fuxing N. Road., Taipei 105,
Taiwan (R.O.C.)
		Attention:	Philip Chao, Jully Huang
		Email address:	Philip.chao@abico.com.tw,
jully.huang@abico.com.tw
35.	Global Gateway Fund I	Address:	14F, NC Tower, 509, Teheran-ro,
Gangnam-gu, 06169, Korea
		Attention:	Jonathan C. Kim, Daniel Nahm
		Email address:	jkim@redbadgepacific.com
dwanahm@sbigroup.co.kr
36.	Northpark Advisory Ltd.	Address:	Vistra Corporate Services Centre,
Wickhams Cay II, Road Town, Tortola
VG1110, British Virgin Islands
37.	Talent Dragon Co., Ltd.	Address:	Room 107, Orlon Complex, Victoria,
Mahe, Seychelles
38.	Chia Nine Investment Co., Ltd.	Address:	10F, No. 101, Fuxing N. Road Taipei City
Taiwan 10595
39.	Dragon Alexander Limited	Address:	Wickhams Cay II Road Town Tortola
VG1110 British Virgin Islands
40.	Chiung-Shiung Tung	Address:	10F, No. 101, Fuxing N. Road Taipei City
Taiwan 10595
41.	Ronald Issen	Address:	Apartment 3A, Magazine Heights 17
Magazine Gap Road Mid-Levels Hong Kong

No.	Shareholder	Details
42.	Ho Kheng Lian	Address:	55 Richards Avenue Singapore 546470
43.	Vertex Ventures SEA Fund III Pte. Ltd.	Address:	250 North Bridge Road #11-01 Raffles City
Tower Singapore 179101
		Attention:	Mr. Chua Joo Hock
		Email address:	jhchua@vertexventures.com
44.	Majuven Fund 2 L.P.	Address:	36 Armenian Street, #04-05 Singapore 179934
45.	DBS Bank Ltd.	Address:	12 Marina Boulevard Marina Bay Financial
Centre Tower 3, Singapore 018982
46.	Innoven Capital Singapore Pte. Ltd.	Address:	16 Collyer Quay, #23-01, Income at Raffles,
Singapore 049318
		Attention:	Chin Chao
		Email address:	chin@innovencapital.com